MUTUAL RELEASE OF CLAIMS AGREEMENT

THIS MUTUAL RELEASE OF CLAIMS AGREEMENT ("**Release**"), dated effective as of August 27, 2020 (the "**Effective Date**"), is by and among Marizyme, Inc., a Nevada corporation ("**MRZM**"), with a business address in Jupiter, Florida and its officers, directors, affiliates, and advisors, (collectively, the "**MRZM Parties**") and Nicholas DeVito with offices or residence in Whitehouse Station, NJ, ("**DeVito**"). All signatories to this Release are sometimes collectively referred to as the "**Parties**" and individually referred to as "**Party**".

WHEREAS, the MRZM Parties engaged DeVito as its interim Chief Executive Officer and interim Chief Financial Officer in July 2019 and MRZM has determined that it needs to hire executive officers with Life Science experience to continue its growth. MRZM also asks Mr. DeVito to continue as an advisor to the company to ensure a smooth transition.

WHEREAS, MRZM recognizes DeVito's contributions to the business and wishes to vest all of his remaining outstanding stock options and thanks him for his service to the company.

WHEREAS, the Parties desire to require each other to enter into this Release and confirm the absence of (i) any claims by the MRZM Parties against the DeVito and/or any of their respective affiliates and (ii) any claims by the DeVito against the MRZM Parties and/or any of their respective affiliates; and

WHEREAS, the MRZM Parties and DeVito acknowledge each are relying on this Release.

NOW, THEREFORE, in consideration of the premises contained herein, the consideration set forth in the Agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1. Consideration. Upon signing this Release, MRZM modifies the vesting schedule in DeVito's July 19, 2020 stock options agreement and vests all of DeVito's remaining stock options at a fair market value of $1.25 per share based on the current fundraising efforts and DeVito shall retain all of his rights under the stock option agreement dated July 19, 2019. Both Parties agree to the mutual releases below. In addition, MRZM agrees to pay Mr. DeVito $20,000 to aid in the transition during the month of September 2020.

Section 2. Transition. DeVito agrees to step down as interim Chief Executive Officer and interim Chief Financial Officer on September 1, 2020 and to assist MRZM in its transition to a new CEO and CFO for the month of September 2020 and effective as of September 1, 2020 will no longer act as an officer of MRZM in any capacity. MRZM also requests Mr. DeVito be available for additional consulting going forward as the needs of the business dictate.

Section 3. Release – MRZM Parties. Each MRZM Party hereby RELEASES and FOREVER DISCHARGES DeVito and his affiliates from all manners of action, causes of action, suits, debts, sums of money, accounts, bonds, bills, covenants, contracts, controversies,

agreements, premises, variances, damages, judgments, executions, claims and demands whatsoever in law or in equity (collectively, the "**Claims**") which he/it ever had, now has, or hereafter can, shall or may have against DeVito and/or any of their affiliates in respect of any and all agreements, obligations and events incurred or occurring on or prior to the date hereof, including without limitation: (i) Claims by any MRZM Party for reimbursement or contribution of expenses under the Agreements, (ii) Claims by any of the MRZM Parties with respect to payment of any kind either in cash, property or securities, (iii) Claims by any of the MRZM Parties with respect to any breach or violation of the Agreements and (iv) Claims by any of the MRZM Parties with respect to violation of any trade secrets, patent infringement or otherwise. Each MRZM Party further agrees not to file or bring any claim, suit, civil action, complaint, arbitration or administrative action in any city, state or federal court or agency or arbitration tribunal with respect to any Claim against DeVito or any person. None of the MRZM Parties has transferred any Claim to any third party.

Section 4. Release – DeVito. DEVITO hereby RELEASES and FOREVER DISCHARGES the MRZM Parties and their affiliates from all Claims apart from continuing employment obligations and corporate officer indemnification obligations of MRZM which he/it ever had, now has, or hereafter can, shall or may have against any or all of the MRZM Parties and/or any of their affiliates in respect of any and all agreements, obligations and events incurred or occurring on or prior to the date hereof, including without limitation: (i) Claims by any DEVITO Party for reimbursement or contribution of expenses under the Agreements, (ii) Claims DeVito with respect to payment of any kind either in cash, property or securities, (iii) Claims by DeVito with respect to any breach or violation of the Agreements and (iii) Claims the DeVito with respect to violation of any trade secrets, patent infringement or otherwise. Each DEVITO Party further agrees not to file or bring any claim, suit, civil action, complaint, arbitration or administrative action in any city, state or federal court or agency or arbitration tribunal with respect to any Claim against the MRZM Parties or any person. DeVito has not transferred any Claim to any third party.

Section 5. Mutual Non-Disparagement. The MRZM Parties agree and shall use their best efforts to cause its respective executive officers and directors to agree, that they will not make or publish any statement critical of DeVito, or in any way adversely affecting or otherwise maligning DeVito's reputation. DeVito agrees that he or she will not make or publish any statement critical of MRZM, its affiliates and their respective executive officers and directors, or in any way adversely affecting or otherwise maligning the business or reputation of MRZM, its affiliates and subsidiaries and their respective officers, directors and employees. MRZM agrees that any document or public filing that includes DeVito's name will require the consent of both parties before publishing.

Section 6. Competency. Each Party acknowledges that he/it fully comprehends and understands all of the terms of this Release and their legal effects. Each Party hereby further expressly warrants that he/it is competent to execute this Release, that he/it is executed knowingly and voluntarily and without reliance upon any statement or representation of any released party or its representatives, and that he/it has consulted with an attorney of his/its choice regarding this Release.

Section 7. Successors. This Release shall be binding upon each Party and his/its heirs, devisees, administrators, executors, personal representatives, successors and assigns and shall inure to the benefit of the MRZM Parties or DeVito, respectively and their respective affiliates and each of their respective successors and assigns.

Section 8. Governing Law and Venue. This Release shall be governed by and construed in accordance with the laws of the state of New York without giving effect to principles of conflicts of laws and that New York State shall be the only appropriate Venue for any disputes arising from this agreement.

Section 9. Modification. This Release may be modified only by a written instrument executed by all Parties.

Section 10. Severability. If any provision of this Release is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and this Release shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision, and there shall be added automatically as part of this Release a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

IN WITNESS WHEREOF, each Party has executed this Release effective as of the date first above written.

MARIZYME, INC

By: James Sapirstein
Name: James Sapirstein
Title: Executive Chairman

By: Terry A Brostowin
Name: Terry Brostowin
Title: Director

NICHOLAS DEVITO

By:____________________
Name: Nicholas DeVito